Exhibit 99.2

Sirona Dental Systems, Inc. Announces Pricing of the Public Secondary Offering by Selling Stockholders

Long Island City, New York, March 11, 2011 – Sirona Dental Systems, Inc. (“Sirona”) (Nasdaq: SIRO) today announced the pricing of the previously announced public secondary offering of 4,500,000 shares of its common stock by Sirona Holdings Luxco S.C.A. (“Luxco”) and 300,000 shares of its common stock by Jeffrey T. Slovin, Sirona’s President and a member of its board of directors, at a price to the public of $48.85 per share. The offering is expected to close on March 16, 2011, subject to customary closing conditions. Sirona will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders in this offering. Luxco has granted the underwriter a 30-day option to purchase up to an additional 675,000 shares of common stock from it.

Barclays Capital Inc. is the sole underwriter of the offering. The offering is being made by means of a prospectus supplement and accompanying base prospectus only, copies of which may be obtained from Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717; Barclaysprospectus@broadridge.com (phone: 888-603-5847).

The shelf registration statement relating to the foregoing has previously been filed with, and declared effective by, the U.S. Securities and Exchange Commission. This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such jurisdiction.

About Sirona Dental Systems, Inc.

Sirona, the dental technology leader, has served dealers and dentists worldwide for more than 130 years. Sirona develops, manufactures, and markets a complete line of dental products, including CAD CAM restoration systems (CEREC), digital intra-oral, panoramic and 3D imaging systems, dental treatment centers and handpieces.

This press release contains forward-looking information about Sirona’s financial results, guidance and estimates, business prospects, and products and services that involve substantial risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You can identify these statements by the use of words such as “may,” “could,” “estimate,” “will,” “believe,” “anticipate,” “think,” “intend,” “expect,” “project,” “plan,” “target,” “forecast”, and similar words and expressions which identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance and involve known and unknown risks and uncertainties, and other factors. Readers are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. For a discussion of such risks, uncertainties and other matters that could cause actual results to differ materially, including risks relating to, among other factors, the market for dental product and services, pricing, future sales volume of Sirona’s products, the possibility of changing economic, market and competitive conditions, dependence on products, dependence on key personnel, technological developments, intense competition, market uncertainties, dependence on distributors, ability to manage growth, dependence on key suppliers, dependence on key members of management, government regulation, acquisitions and affiliations, readers are urged to carefully review and consider various disclosures made by Sirona in its Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K filed with the U.S. Securities and Exchange Commission. Sirona assumes no obligation to and expressly disclaims any obligation to update or revise any forward-looking statements contained in this document to reflect new information or future events or developments after the date any such statement is made.